                                                                    EXHIBIT 3.14

                          CERTIFICATE OF INCORPORATION

                                       OF

                             LIFELINK NATIONAL, INC.
                             A DELAWARE CORPORATION


        ONE: The name of the corporation is Lifelink National, Inc.

        TWO: The corporation's registered office in the State of Delaware is to be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The registered agent in charge thereof at such address is THE CORPORATION TRUST COMPANY.

        THREE: The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOUR: The total number of shares of capital stock which this corporation shall have authority to issue is One Hundred Thousand (100,000) shares of common capital stock, each having a par value of one cent ($0.01) and all of the same class.

        FIVE: Each holder of shares of common stock shall be entitled to one vote for each share of stock standing in his name on the books of the corporation on the date fixed for the determination of voting rights.

        SIX: The name and address of the incorporator is as follows:

             Name                           Mailing Address
             ----                           ---------------
             John A. Mueller                201 N. Figueroa Street
                                            Third Floor
                                            Los Angeles, CA  90012-2626

        SEVEN: The Board of Directors is authorized to adopt, amend or repeal the Bylaws of this corporation.

        EIGHT: To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        I, the undersigned Incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do hereby make, file and record this Certificate and do hereby declare and certify that the facts stated herein are true, and I have accordingly hereunto set my hand.



Dated:  November 12, 1992                          /s/ John A. Mueller
                                                   -----------------------------
                                                   John A. Mueller

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                            LIFELINK NATIONAL, INC.,
                             A DELAWARE CORPORATION

               Richard Lindstrom, Alan Hoops and Wayne Lowell certify:

               1. That they constitute all of the board of directors of Lifelink National, Inc., a Delaware corporation.

               2. That on January 11, 1993 the following resolution was adopted by unanimous written consent of the board of directors:

               "That the name of the Corporation be changed from Lifelink National, Inc. to PacifiCare Behavioral Health, Inc. and that the Certificate of Incorporation be amended as follows:


                          CERTIFICATE OF INCORPORATION

                                       OF

                       PACIFICARE BEHAVIORAL HEALTH, INC.
                             A DELAWARE CORPORATION

                ONE: The name of the corporation is PacifiCare Behavioral Health, Inc."

               3. That pursuant to Section 241 of the Delaware General Corporation Law, the Corporation has not received any payment for any of its stock.

               Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true and correct.



                                               /s/ Richard Lindstrom
                                               ---------------------------------
                                               Richard Lindstrom


                                               /s/ Alan Hoops
                                               ---------------------------------
                                               Alan Hoops


                                               /s/ Wayne Lowell
                                               ---------------------------------
                                               Wayne Lowell